                                                                      Exhibit 11

                     REMOTE DYNAMICS, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        (in thousands, except per share)

                                                          Reorganized
                                                            Company                           Predecessor Company
                                                        ----------------  ----------------------------------------------------------
                                                           Two Months       Ten Months    Year ended     Eight months   Year Ended
                                                        Ended August 31,  Ended June 30,   August 31,  ended August 31, December 31,
                                                              2004             2004          2003            2002           2001
                                                        ----------------  --------------  -----------  ---------------- ------------
Net (loss) income applicable to common stockholders:
      Net (loss) income                                      $  (541)        $(17,238)     $(16,020)       $(9,778)       $34,811

Weighted average number of shares outstanding:
      Weighted average number of shares outstanding,
         net of treasury shares - Basic EPS                    6,505            9,671         9,670          9,647          5,586
      Additional weighted average shares for assumed
      exercise of stock options, net of shares assumed
      to be repurchased with exercise proceeds                     -                -             -              -              -
                                                             -------         --------      --------        -------        -------
 Weighted average number of shares outstanding,
      net of treasury shares - Diluted EPS                     6,505            9,671         9,670          9,647          5,586
                                                             =======         ========      ========        =======        =======

Net (loss) income per common share applicable to common stockholders:

      Basic and diluted EPS                                  $ (0.08)        $  (1.78)     $  (1.66)       $ (1.01)          6.23
                                                             =======         ========      ========        =======        =======

      The securities listed below were not included in the computation of diluted earnings per share as the effective from their conversion would have been antidilutive:

                                                 Reorganized
                                                   Company                           Predecessor Company
                                               ----------------  ----------------------------------------------------------
                                                 Two Months        Ten Months    Year ended    Eight months    Year ended
                                               ended August 31,  ended June 30,   August 31,  ended August 31, December 31,
                                                    2004            2004 (a)        2003           2002           2001
                                               ----------------  --------------  -----------  ---------------- ------------
Restricted stock ( not vested)                     450,000                -              -              -              -
Convertible note payable                           689,655
Outstanding stock options                                -          323,345        325,933        515,685        761,318
Outstanding warrants to purchase common stock
                                                         -           33,150         93,150         33,302         33,150

(a) All equity interests in the Predecessor Company (including but not limited to warrants, stock options, and anti-dilutive rights), outstanding as of the July 2, 2004 effective date of the plan of reorganization were extinguished.